                                 EXHIBIT (B)(1)

                        REVOLVING CREDIT, TERM LOAN AND
                            SECURITY AGREEMENT DATED
                               DECEMBER 31, 2002

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


                                     AMONG


                          COAST DENTAL SERVICES, INC.
                                  ("Borrower")



                                      AND



                           CAPITALSOURCE FINANCE LLC
                                   ("Lender")


                                  Dated as of
                               December 31, 2002

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                PAGE

I.       DEFINITIONS..............................................................................................1

         1.1      General Terms...................................................................................1

II.      ADVANCES, PAYMENT AND INTEREST...........................................................................1

         2.1      The Revolving Facility..........................................................................1
         2.2      The Revolving Note; Maturity....................................................................2
         2.3      Interest........................................................................................2
         2.4      Revolving Facility Disbursements; Requirement to Deliver Borrowing Certificate..................3
         2.5      Revolving Facility Collections; Repayment; Borrowing Availability and Lockbox...................4
         2.6      Term Loan.......................................................................................4
         2.7      Interest on the Term Note.......................................................................5
         2.8      Repayment of Term Loan; Maturity................................................................5
         2.9      Promise to Pay; Manner of Payment...............................................................5
         2.10     Repayment of Excess Advances....................................................................6
         2.11     Other Mandatory Prepayments.....................................................................6
         2.12     Payments by Lender..............................................................................6
         2.13     Grant of Security Interest; Collateral..........................................................7
         2.14     Collateral Administration.......................................................................8
         2.15     Power of Attorney...............................................................................9

III.     FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE.....................................................9

         3.1      Commitment Fee..................................................................................9
         3.2      Unused Line Fee.................................................................................9
         3.3      Collateral Management Fee......................................................................10
         3.4      Early Termination Fees.........................................................................10
         3.5      Computation of Fees; Lawful Limits.............................................................10
         3.6      Default Rate of Interest.......................................................................11
         3.7      Intentionally Omitted..........................................................................11
         3.8      Warrants.......................................................................................11
         3.9      Allocation of Purchase Price...................................................................11

IV.      CONDITIONS PRECEDENT....................................................................................11

         4.1      Conditions to Initial Advance and Closing......................................................11
         4.2      Conditions to the Funding of the Draw under the Term Loan......................................13
         4.3      Conditions to Each Advance.....................................................................15

V.       REPRESENTATIONS AND WARRANTIES..........................................................................15

         5.1      Organization and Authority.....................................................................15
         5.2      Loan Documents.................................................................................16
         5.3      Subsidiaries, Capitalization and Ownership Interests...........................................16
         5.4      Properties.....................................................................................16


                                       i
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
         5.5      Other Agreements...............................................................................17
         5.6      Litigation.....................................................................................17
         5.7      Hazardous Materials............................................................................17
         5.8      Tax Returns; Governmental Reports..............................................................17
         5.9      Financial Statements and Reports...............................................................18
         5.10     Compliance with Law............................................................................18
         5.11     Intellectual Property..........................................................................18
         5.12     Licenses and Permits; Labor....................................................................18
         5.13     No Default.....................................................................................19
         5.14     Disclosure.....................................................................................19
         5.15     Existing Indebtedness; Investments, Guarantees and Certain Contracts...........................19
         5.16     Other Agreements...............................................................................19
         5.17     Insurance......................................................................................20
         5.18     Names; Location of Offices, Records and Collateral.............................................20
         5.19     Non-Subordination..............................................................................20
         5.20     Accounts.......................................................................................20
         5.21     Dental Centers.................................................................................21
         5.22     Survival.......................................................................................21

VI.      AFFIRMATIVE COVENANTS...................................................................................21

         6.1      Financial Statements, Reports and Other Information............................................21
         6.2      Payment of Obligations.........................................................................23
         6.3      Conduct of Business and Maintenance of Existence and Assets....................................23
         6.4      Compliance with Legal and Other Obligations....................................................23
         6.5      Insurance......................................................................................23
         6.6      True Books.....................................................................................24
         6.7      Inspection; Periodic Audits....................................................................24
         6.8      Further Assurances; Post Closing...............................................................24
         6.9      Payment of Indebtedness........................................................................25
         6.10     Lien Searches..................................................................................25
         6.11     Use of Proceeds................................................................................25
         6.12     Collateral Documents; Security Interest in Collateral..........................................25
         6.13     Right of First Refusal.........................................................................25
         6.14     Taxes and Other Charges........................................................................26

VII.     NEGATIVE COVENANTS......................................................................................27

         7.1      Financial Covenants............................................................................27
         7.2      Permitted Indebtedness.........................................................................27
         7.3      Permitted Liens................................................................................27
         7.4      Investments; New Facilities or Collateral; Subsidiaries........................................28
         7.5      Dividends; Redemptions.........................................................................28
         7.6      Transactions with Affiliates...................................................................29
         7.7      Charter Documents; Life Insurance Policy; Fiscal Year; Dissolution; Use of Proceeds............29
         7.8      Truth of Statements............................................................................29
         7.9      Changes Relating to Purchased Accounts.........................................................30
         7.10     IRS Form 8821..................................................................................30


                                      ii
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
VIII.    EVENTS OF DEFAULT.......................................................................................30


IX.      RIGHTS AND REMEDIES AFTER DEFAULT.......................................................................32

         9.1      Rights and Remedies............................................................................32
         9.2      Application of Proceeds........................................................................33
         9.3      Rights of Lender to Appoint Receiver...........................................................34
         9.4      Rights and Remedies not Exclusive..............................................................34

X.       WAIVERS AND JUDICIAL PROCEEDINGS........................................................................34

         10.1     Waivers........................................................................................34
         10.2     Delay; No Waiver of Defaults...................................................................34
         10.3     Jury Waiver....................................................................................35
         10.4     Cooperation in Discovery and Litigation........................................................35

XI.      EFFECTIVE DATE AND TERMINATION..........................................................................35

         11.1     Effectiveness and Termination..................................................................35
         11.2     Survival.......................................................................................36

XII.     MISCELLANEOUS...........................................................................................36

         12.1     Governing Law; Jurisdiction; Service of Process; Venue.........................................36
         12.2     Successors and Assigns; Participations; New Lenders............................................36
         12.3     Application of Payments........................................................................37
         12.4     Indemnity......................................................................................37
         12.5     Notice.........................................................................................38
         12.6     Severability; Captions; Counterparts; Facsimile Signatures.....................................38
         12.7     Expenses.......................................................................................38
         12.8     Entire Agreement...............................................................................39
         12.9     Lender Approvals...............................................................................39
         12.10    Confidentiality and Publicity..................................................................39
         12.11    Release of Lender..............................................................................40

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                  THIS REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "AGREEMENT") dated as of December 31, 2002, is entered into between COAST DENTAL SERVICES, INC., a Florida corporation ("BORROWER"); and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the "LENDER").

                  WHEREAS, Borrower has requested that Lender make available to Borrower a revolving credit facility (the "REVOLVING FACILITY") in a maximum principal amount at any time outstanding of up to Two Million Dollars ($2,000,000) (the "FACILITY CAP"), the proceeds of which shall be used for working capital needs in connection with its dental support services business, and a term loan (the "TERM LOAN") in a maximum principal amount of up to Two Million Dollars ($2,000,000) (the "MAXIMUM TERM LOAN AMOUNT"), the proceeds of which shall be used by Borrower specifically to repurchase shares of its outstanding capital stock (the "STOCK REPURCHASE"); and

                  WHEREAS, Lender is willing to make the Revolving Facility and the Term Loan available to Borrower upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower and Lender hereby agree as follows:

I.       DEFINITIONS

         1.1      GENERAL TERMS

                  For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

II.      ADVANCES, PAYMENT AND INTEREST

         2.1      THE REVOLVING FACILITY

                  (a) Subject to the provisions of this Agreement, Lender shall make Advances to Borrower under the Revolving Facility from time to time during the Term, provided that, notwithstanding any other provision of this Agreement, the aggregate amount of all Advances at any one time outstanding under the Revolving Facility (a) shall be no less than the lesser of (i) the Availability (as defined below) and (ii) $1,000,000; and (b) shall not exceed either of (i) the Facility Cap and (ii) the Availability; provided, further, that notwithstanding any other provision of this Agreement, at the Closing Lender shall make an

Advance to Borrower under the Revolving Facility in the amount of $1,000,000 (the "INITIAL ADVANCE"). The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is availability within the Borrowing Base for Advances shall be made by Lender in its sole discretion and is final and binding upon Borrower. Unless otherwise permitted by Lender, each Advance shall be in an amount of at least $1,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in U.S. Dollars, of eighty-five percent (85%) of the Borrowing Base minus, if applicable, amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the "AVAILABILITY"). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Revolving Note and other Obligations on the date when due to the extent available and as provided for herein.

                  (b) Lender has established the above-referenced advance rate for Availability and, in its Permitted Discretion, may further adjust the Availability and such advance rate by applying percentages (known as "liquidity factors") to Eligible Receivables by payor class based upon Borrower's actual recent collection history for each such payor class (i.e., commercial insurance, etc.) in a manner consistent with Lender's underwriting practices and procedures, including without limitation Lender's review and analysis of, among other things, Borrower's historical returns, rebates, discounts, credits and allowances (collectively, the "DILUTION ITEMS"). Such liquidity factors and the advance rate for Availability may be adjusted by Lender throughout the Term as warranted by Lender's underwriting practices and procedures in its Permitted Discretion. Also, Lender shall have the right to establish from time to time, in its Permitted Discretion, reserves against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Revolving Facility pursuant to this Agreement.

         2.2      THE REVOLVING NOTE; MATURITY

                  (a) All Advances under the Revolving Facility shall be evidenced by one or more Revolving Notes, payable to the order of Lender or its designee, duly executed and delivered by Borrower and dated the Closing Date, evidencing the aggregate indebtedness of Borrower to Lender resulting from Advances under the Revolving Facility, from time to time. Lender hereby is authorized, but is not obligated, to enter the amount of each Advance under the Revolving Facility and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Revolving Note. Lender will account to Borrower monthly with a statement of Advances under the Revolving Facility and charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within 15 calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

                  (b) All amounts outstanding under the Revolving Note and other Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Lender's demand upon an Event of Default, and (ii) the last day of the Term (such earlier date being the "REVOLVING FACILITY MATURITY DATE").

         2.3      INTEREST

                  Interest on outstanding Advances under the Revolving Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 2.25%, provided, however, that, notwithstanding any provision of any Loan Document, the interest on outstanding Advances under the Revolving Note shall be not less than 7.00%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on each Advance under the Revolving Note shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in Section 2.5 and Section 2.9, commencing February 1, 2003, and continuing until the later of the expiration of the Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement. Advances under the Revolving Facility for the payment of interest on the Revolving Facility and other Obligations may be made by the Lender if such payments are not made by Borrower prior to 2:00 p.m., New York City time, on the date when due to the extent available and as provided for herein.

         2.4 REVOLVING FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Lender irrevocable written notice requesting an Advance under the Revolving Facility by delivering to Lender not later than 11:00 a.m. (New York City time) at least one (1) Business Day but not more than four (4) Business Days before the proposed borrowing date of such requested Advance (the "BORROWING DATE"), a completed Borrowing Certificate and relevant supporting documentation satisfactory to Lender, which shall (i) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (ii) specify the principal amount of such requested Advance, (iii) certify the matters contained in Section 4.1 or Section 4.3, as applicable, and (iv) specify the amount of any recoupments of any third-party payor being sought, requested or claimed, or, to Borrower's knowledge, threatened against Borrower or Borrower's Affiliates.

                  (b) Each time a request for an Advance is made that would increase the balance of the outstanding Advances to an amount greater than the Availability indicated on the Borrowing Certificate most recently submitted (such current balance amount being referred to herein as the "REQUIRED BALANCE"), and, in any event and regardless of whether an Advance is being requested, on the 21st calendar day of each month during the Term (and more frequently if Lender shall so request) until the Obligations are indefeasibly paid in cash in full and this Agreement is terminated, Borrower shall deliver to Lender a Borrowing Certificate accompanied by a separate detailed aging and categorizing of Borrower's accounts receivable and accounts payable and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Lender shall reasonably request from a credit or security perspective or otherwise. Borrower hereby represents that any change in the Borrowing Base that would reduce Availability to below $1,000,000 will be reported to Lender within three (3) Business Days after Borrower has knowledge thereof.

                  (c) Lender shall also make automatic Advances to Borrower, without the requirement of a Borrowing Certificate ("AUTOMATIC ADVANCE"), on each Business Day, after Lender has received sufficient collections in the Concentration Account. The amount of the Automatic Advance shall equal (i) the amount of any specifically identified extraordinary receipt of which Borrower has notified Lender in writing by 11:00 a.m., New York City time at least one (1) Business Day before such receipt ("EXTRAORDINARY RECEIPT"), plus (ii) the lesser of (A) the amount in the Concentration Account collected on such Business Day excluding the amount of any Extraordinary Receipt and (B) $300,000, minus (iii) the outstanding balance of the Advances in excess of the Required Balance. Borrower represents that all representations and warranties made in the Borrowing Certificate most recently submitted prior to an Automatic Advance shall apply to such Automatic Advance and that Borrower shall notify Lender of any changes thereto.

                  (d) On each Borrowing Date, Borrower irrevocably authorizes Lender to disburse the proceeds of the requested Advance to the appropriate Borrower's account(s) as set forth on Schedule 2.4, in all cases for credit to Borrower (or to such other account as to which the appropriate Borrower shall instruct Lender) via Federal funds wire transfer no later than 4:00 p.m. (New York City time).

         2.5 REVOLVING FACILITY COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND LOCKBOX

                  Borrower shall maintain one or more lockbox accounts (individually and collectively, the "LOCKBOX ACCOUNT") with one or more banks acceptable to Lender (each, a "LOCKBOX BANK"), and shall execute with each Lockbox Bank one or more agreements acceptable to Lender (individually and collectively, the "LOCKBOX AGREEMENT"), and such other agreements related thereto as Lender may require. Borrower shall ensure that all collections of its Accounts and all other cash payments received by Borrower, including credit card receivables, are paid and delivered directly from Account Debtors and other Persons into the appropriate Lockbox Account. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts maintained by Lender or an Affiliate of Lender at such bank as Lender may communicate to Borrower from time to time (the "CONCENTRATION ACCOUNT"). Notwithstanding and without limiting any other provision of any Loan Document, Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this Section 2.5 in such order and manner as noted in the Lockbox Agreement. To the extent that any Accounts collections of Borrower or any other cash payments received by Borrower are not sent directly to the appropriate Lockbox Account but are received by Borrower or any of its Affiliates, such collections and proceeds shall be held in trust for the benefit of Lender and immediately remitted no later than within two (2) Business Days (except for Accounts or other cash payments received from Dental Centers or the PA located in Virginia during the first 30 days following the Closing Date which payments shall be remitted twice monthly), in the form received, to the appropriate Lockbox Account for immediate transfer to the Concentration Account. Borrower acknowledges and agrees that compliance with the terms of this Section 2.5 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Lender may have hereunder, under any other Loan Document, under applicable law or at equity, upon each and every failure by Borrower or any of its Affiliates to comply with any such terms Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Applicable Rate by two percent (2.0%) per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared, provided that nothing shall prevent Lender from considering any failure to comply with the terms of this Section 2.5 to be a Default or an Event of Default. All funds transferred to the Concentration Account shall be applied to reduce the Obligations under the Revolving Facility or made the subject of a daily Automatic Advance, but for purposes of calculating interest hereunder, shall be subject to a seven Business Day clearance period. If as the result of collections of Accounts and/or any other cash payments received by Borrower pursuant to this Section 2.5 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to the appropriate Borrower in accordance with the terms of this Agreement. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, Borrower and its Affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Lender in its sole discretion.

         2.6      TERM LOAN

                  (a) Subject to the terms and conditions set forth in this Agreement, Lender agrees to loan to Borrower in one Draw prior to June 1, 2003 in an amount not to exceed the Maximum Term Loan

Amount. The Term Loan is not a revolving credit facility, and any repayments of principal shall be applied to permanently reduce the Term Loan. The Term Loan shall be evidenced by one or more Term Notes payable to the Lender or its designee.

                  (b) So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Lender irrevocable written notice requesting a Draw by delivering to Lender not later than 11:00 a.m. (New York City time) at least two (2), but not more than four (4), Business Days before the proposed Draw Date a completed Draw Notice and relevant supporting documentation satisfactory to Lender, which Draw Notice shall (a) specify the proposed Draw Date of such Draw, (b) specify the principal amount of such requested Draw and (c) certify the matters contained in Section 4.2. On the Draw Date, Borrower irrevocably authorizes Lender to disburse the proceeds of the requested Draw to the applicable account(s) of Borrower specified in the applicable Draw Notice, each of which accounts shall constitute one or more of the accounts set forth on Schedule 2.4, in all cases for credit to the applicable Borrower (or to such other account as to which Borrower shall instruct Agent in writing)via Federal funds wire transfer no later than 12:00 p.m. New York City time.

         2.7      INTEREST ON THE TERM NOTE

                  Interest on the outstanding balance of the Term Loan under the Term Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 4.75%, provided, however, that, notwithstanding, any other provision of any Loan Document, the interest on the outstanding principal balance of the Term Loan under the Term Note shall be not less than 10.50%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term Loan shall be due and payable on the first day of each calendar month commencing on the first day of the month following the Draw, and continuing until the later of the Term Loan Maturity Date and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement. Advances under the Revolving Facility for the payment of interest on the Term Loan and other Obligations may be made by the Lender if such payments are not made by Borrower prior to 2:00 p.m., New York City time, on the date when due to the extent available and as provided for herein.

         2.8      REPAYMENT OF TERM LOAN; MATURITY

                  Payment of principal and all other amounts outstanding under the Term Loan shall be due and payable in equal principal installments based on an 18 month amortization schedule on the first Business Day of each month commencing six months after the date of the Draw under the Term Loan, and if not paid in full earlier in accordance with this Agreement, the remaining unpaid principal balance on the Term Loan Maturity Date.

         2.9      PROMISE TO PAY; MANNER OF PAYMENT

                  Borrower absolutely and unconditionally promises to pay principal, interest and all other amounts payable hereunder, or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for any setoff, counterclaim or recoupment, and notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. All payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or counterclaim, in U.S. Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrower from time to time.

Any such payment received after 2:00 p.m. (New York City time) on the date when due shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

         2.10     REPAYMENT OF EXCESS ADVANCES

                  Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the Availability shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.9.

         2.11     OTHER MANDATORY PREPAYMENTS

                  In addition to and without limiting any provision of any Loan
Document:

                  (a) If a Change of Control occurs (other than as a result of the Stock Repurchase or any other transaction intended to take Borrower private), on or prior to the first Business Day following the date of such Change of Control, Borrower shall prepay the Loans, including, without limitation, all outstanding Advances and all other Obligations, in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Lender under the Loan Documents.

                  (b) Except as hereinafter provided, if Borrower sells any of its assets or properties, sells or issues any securities (debt or equity), capital stock or ownership interests, receives any capital contributions, receives any property damage insurance award in excess of $50,000 which is not used to repair or replace the property covered thereby or incurs any Indebtedness except for Permitted Indebtedness, then it shall apply 100% of the proceeds thereof to the prepayment (without penalty or premium) of the Loans together with accrued interest thereon and all other Obligations owing to Lender under the Loan Documents, such payment to be applied at such time and in such manner and order as Lender shall decide in its sole discretion. Notwithstanding the foregoing, (i) if Borrower sells all or a partial interest in the assets of a Dental Center, Borrower shall only be required to apply 30% of the net proceeds thereof to the prepayment of the Term Loan Obligations, and Borrower shall retain the remaining proceeds thereof,
(ii) if Borrower sells promissory notes issued to Borrower or the PA by a dentist in connection with the acquisition by such dentist of any interest in a Dental Center, Borrower shall only be required to apply 40% of the net proceeds thereof to the prepayment of the Term Loan Obligations, and Borrower shall retain the remaining proceeds thereof, and (iii) Borrower shall have the ability to continue the equity model and it shall be required to apply 30% of the net cash proceeds thereof (excluding cash down payment proceeds of up to $10,000 per Dental Center and any promissory notes issued in connection with any Dental Center conversions to the equity model) to the prepayment of the Term Loan Obligations and it shall retain the remaining proceeds thereof.

         2.12     PAYMENTS BY LENDER

                  Should any amount required to be paid under any Loan Document be unpaid, such amount may be paid by Lender, which payment shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Lender by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Lender or any other Person shall entitle any Person to be subrogated to the rights of Lender under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Lender as a result of Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Revolving Facility and added to the Obligations.

         2.13     GRANT OF SECURITY INTEREST; COLLATERAL

                  (a) To secure the payment and performance of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in and to the following (collectively and each individually, the "COLLATERAL"), which security interest is intended to be a first priority security interest:

                           (i)      all of Borrower's tangible personal
         property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

                           (ii) all of Borrower's intangible personal property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Promissory Note Receivables and Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing, except for the advances related to the split dollar key man life insurance;

                           (iii) all of Borrower's present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by Borrower; provided, however, that Lender shall not have a security interest in any rights under any Government Contract of Borrower or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, ss. 203 or Title 41, ss. 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

                           (iv)     any and all additions to any of the
         foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

                  (b)      Notwithstanding the foregoing provisions of this
Section 2.13, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any General Intangibles of Borrower to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral."

                  (c) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements, recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office, and proper delivery of the necessary instruments, without any further action, Lender will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Lender, and/or (ii) in connection with Permitted Liens (as defined in Section 7.3).

         2.14     COLLATERAL ADMINISTRATION

                  (a) Except for removal off-site for equipment repairs, all Collateral (except Deposit Accounts) will at all times be kept by Borrower at any of the locations set forth on Schedule 5.18B hereto, and may be moved from one such location to another such location; provided, however, that Collateral shall not, without thirty (30) calendar days prior written notice to Lender, be moved to locations other than those set forth on Schedule 5.18B, and in any case shall not be moved outside the continental United States.

                  (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Lender on such periodic bases as Lender may reasonably request. In addition, if Accounts of Borrower in an aggregate face amount in excess of $10,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, Borrower shall notify Lender of such occurrence on the third Business Day after Borrower obtains knowledge thereof and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily as Lender may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrower, but shall be available to Borrower upon Borrower's written request in accordance with
Section 2.4.

                  (c) Whether or not an Event of Default has occurred, any of Lender's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

                  (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors owing Accounts to Borrower that its Accounts have been assigned to Lender and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to Borrower.

                  (e) As and when determined by Lender in its sole discretion, Lender will perform the searches described in clauses (i) and (ii) below against Borrower and Guarantors (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where Borrower and/or any Guarantors maintains their respective executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

                  (f) Borrower (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances received by Borrower or a Dental Center to the Concentration Account, and (ii) during an Event of Default, shall provide prompt written notice to each commercial insurance Account Debtor that shall direct each commercial insurance Account Debtor to make payments to the appropriate Lockbox Account, and Borrower hereby authorizes Lender, upon any failure to send such notices and directions within ten (10) calendar days after the Event of Default (or ten (10) calendar days after the Person becomes a commercial insurance Account Debtor), to send any and all similar notices and directions to such commercial insurance Account Debtors, and (iii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions of the Loan Documents. At Lender's request, Borrower shall immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral.

         2.15     POWER OF ATTORNEY

                  Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following if a Default or Event of Default has occurred and is continuing: (i) endorse the name of any such Person upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (ii) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents, and statements that it is or they or are obligated to give Lender under any of the Loan Documents; and (iii) do such other and further acts and deeds in the name of such Person that Lender may deem necessary or desirable to enforce any Account or other Collateral or to perfect Lender's security interest or lien in any Collateral. In addition, if any such Person breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Lender's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

III.     FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE

         3.1      COMMITMENT FEE

                  On or before the Closing Date, Borrower shall pay to Lender 2.0% of the Maximum Term Loan Amount and 1.0% of the Facility Cap as a nonrefundable commitment fee.

         3.2      UNUSED LINE FEE

                  Borrower shall pay to Lender monthly an unused line fee (the "UNUSED LINE FEE") in an amount equal to 0.083% per month of the difference derived by subtracting (i) the daily average amount of the balances under the Revolving Facility outstanding during the preceding month, from (ii) the Facility Cap. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with February 1, 2003).

         3.3      COLLATERAL MANAGEMENT FEE

                  Borrower shall pay Lender as additional interest a monthly collateral management fee (the "COLLATERAL MANAGEMENT FEE") equal to 0.105% per month calculated on the basis of the daily average amount of the aggregate balances under the Revolving Facility and the Term Loan outstanding during the preceding month. The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with February 1, 2003).

         3.4      EARLY TERMINATION FEES

                  If (i) Borrower terminates the Revolving Facility under
Section 11.1 hereof, (ii) Lender demands or Borrower is otherwise required to make payment in full of the Revolving Facility and/or Obligations relating to the Revolving Facility upon the occurrence of an Event of Default, (iii) a Change of Control or payment pursuant to Section 2.11 occurs, (iv) any other voluntary or involuntary prepayment of the Revolving Facility and/or Obligations relating to the Revolving Facility by Borrower or any other Person occurs (other than reductions to zero of the outstanding balance of the Revolving Facility resulting from the ordinary course operation of the provisions of Section 2.5), whether by virtue of Lender's exercising its right of set-off or otherwise, (v) Lender accelerates the Revolving Note or makes any demand on the Revolving Note, or (vi) any payment or reduction of the outstanding balance of the Revolving Note and/or the Revolving Facility is made during a bankruptcy, reorganization or other proceeding or is made pursuant to any plan of reorganization or liquidation or any Debtor Relief Law, (each, a "REVOLVER TERMINATION"), then, at the effective date of any such revolver termination, Borrower shall pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Minimum Termination Fee.

         3.5      COMPUTATION OF FEES; LAWFUL LIMITS

                  All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.5 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

         3.6      DEFAULT RATE OF INTEREST

                  Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by 4.0% per annum (the "DEFAULT RATE").

         3.7      INTENTIONALLY OMITTED

         3.8      WARRANTS

                  As additional consideration for the Term Loan hereunder and as more fully described in the Warrant Agreement, Borrower shall issue and deliver to CapitalSource Holdings LLC the Warrant on the date of the Draw under the Term Loan. The Warrant and number of securities purchasable upon exercise of the Warrant shall be subject to adjustment and shall be subject to various rights in favor of Lender as set forth in the Warrant Agreement.

         3.9      ALLOCATION OF PURCHASE PRICE

                  Under both GAAP consistently applied and the regulations of the Internal Revenue Service, the issuance to Lender of the Term Note and the Warrant for an aggregate purchase price equal to the aggregate principal amount of the Term Note being so purchased results in the creation of "original issue document" on such Term Note (which original issue discount may also be deemed to constitute the value of any Warrant issued in connection with the issuance of such Term Note), and such regulations require the determination of the value of any warrant so delivered. Pursuant to GAAP consistently applied and applicable Treasury Regulations, Borrower and Lender agree to allocate $1,800,000 of the purchase price to the Term Note and the remaining $200,000 of the purchase price to the Warrant and that such allocation reflects the relative fair market values of the Term Note and the Warrant as of their issue date. As a result, the Term Note will be issued with original issue discount of $200,000. Borrower and Lender agree to recognize and adhere to the determinations and allocations of original issue discount and valuation of the Warrant set forth herein for all federal and state income tax purposes. In the event of any proposed transfer of the Term Note by Lender, Lender shall, prior to such transfer, mark the Term Note with a legend pertaining to the original issue discount in the form required by Treasury Regulation Section 1.1275-3(b)(1).

IV.      CONDITIONS PRECEDENT

         4.1      CONDITIONS TO INITIAL ADVANCE AND CLOSING

                  The obligations of Lender to consummate the transactions contemplated herein and to make the initial Advance under the Revolving Facility (the "INITIAL ADVANCE") are subject to the satisfaction, in the sole judgment of Lender, of the following:

                  (a) Borrower shall have delivered to Lender (i) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower and the other parties thereto, (ii) the Life Insurance Policy, and
(iii) a Borrowing Certificate for the Initial Advance under the Revolving Facility executed by an authorized officer of Borrower;

                  (b) all in form and substance satisfactory to Lender in its sole discretion, Lender shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to Borrower in each jurisdiction determined by Lender in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Lender to be filed, registered or recorded to create in favor of Lender, a perfected first priority security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

                  (c) Lender shall have received for Borrower (i) the Charter and Good Standing Documents, all in form and substance acceptable to Lender, (ii) a certificate of the corporate secretary or assistant secretary dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Lender, and
(iii) the written legal opinion of counsel for Borrower, in form and substance satisfactory to Lender and its counsel;

                  (d) Lender shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of Borrower in form and substance satisfactory to Lender (each, a "SOLVENCY CERTIFICATE"), certifying (i) the solvency of such Person after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, and (ii) as to such Person's financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and the Borrowing Date for the Initial Advance and the date of funding of the Term Loan and after giving effect to such transactions and Indebtedness: (A) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Person;

                  (e) Lender shall have completed examinations, the results of which shall be satisfactory in form and substance to Lender, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of Borrower and Guarantor, and each such Person shall have demonstrated to Lender's satisfaction that (i) its operations comply, in all respects deemed material by Lender, in its sole judgment, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Lender, in its sole judgment, and (iii) it has no liability (whether contingent or otherwise) that is deemed material by Lender, in its sole judgment;

                  (f) Lender shall have received all fees, charges and expenses payable to Lender on or prior to the Closing Date pursuant to the Loan Documents;

                  (g) Borrower shall be in compliance with Section 6.5, and Lender shall have received (i) certified copies of all such insurance policies (except for the Life Insurance Policy), and (ii) original certificates of such insurance policies (except for the Life Insurance Policy) confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming Lender as sole beneficiary or loss payee and additional insured, as appropriate;

                  (h) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower) shall be satisfactory to Lender;

                  (i) Lender shall have received, in form and substance satisfactory to Lender, release and termination of any and all Liens, security interest and/or UCC financing statements in, on, against or with respect to any of the Collateral (other than Permitted Liens);

                  (j) No PA shall have any rights in the Accounts, other than as required by law, and each PA shall have subordinated its interest in the Accounts and in its right to receive payment of the purchase price for Purchased Accounts on terms reasonably satisfactory to Lender;

                  (k) all Dental Centers, and any partnerships related thereto, shall have assigned its accounts receivable to its respective PA and each PA shall have further assigned such accounts receivable to Borrower;

                  (l) Borrower shall have executed a collateral assignment for the benefit of Lender of each Accounts Receivable Purchase and Sale Agreement (each an "ACCOUNTS RECEIVABLE ASSIGNMENT") entered into between Borrower and each PA or Affiliate of PA and each such PA or Affiliate shall have consented in writing to such assignment;

                  (m) Borrower shall have assigned its liens and financing statements on the assets of the PAs to Lender;

                  (n) Borrower must have Availability equal to a minimum of $1,000,000;

                  (o) all promissory notes evidencing Promissory Note Receivables shall have been delivered to Lender as Collateral; and

                  (p) Borrower shall have executed and filed IRS Form 8821 with the appropriate office of the Internal Revenue Service.

         4.2      CONDITIONS TO THE FUNDING OF THE DRAW UNDER THE TERM LOAN

                  The obligations of Lender to fund the Draw are subject to the satisfaction, in the sole judgment of Lender, of the following additional conditions precedent:

                  (a) Borrower shall have delivered to Lender the Draw Notice for the funding of the Term Loan executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Draw Date of such funding that the conditions contained in this Section
4.2 have been satisfied; provided, however, that any determination as to whether to fund the Draw shall be made by Lender in its sole discretion;

                  (b) each of the representation and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to the Draw;

                  (c) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Draw on such date;

                  (d) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

                  (e) Borrower shall have received a subordinated and unsecured loan from an Affiliate the terms of which shall be (i) no principal payments due until at least 91 days following the end of the Term (ii) current interest in an amount not to exceed 5% per annum and, (iii) in a principal amount not less than $1,200,000 to be used in connection with the Stock Repurchase;

                  (f) Borrower shall have issued to Lender a Warrant for the purchase of capital stock of Borrower equal to 1.0% of the outstanding capital stock of Borrower on a fully diluted basis;

                  (g) each PA shall have (i) become a Guarantor under the Loan Documents by delivering a PA Guaranty duly executed and delivered by such Guarantor or an authorized officer of such Guarantor, as applicable, and the other parties thereto, (ii) made the representations and warranties set forth in Article V of this Agreement, and (iii) agreed to covenants set forth in
Article VI herein; each Guarantor shall have delivered to Lender the Loan Documents to which such Guarantor is a party;

                  (h) all in form and substance satisfactory to Lender in its sole discretion, Lender shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to each Guarantor in each jurisdiction determined by Lender in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Lender to be filed, registered or recorded to create in favor of Lender, a perfected first priority security interest upon the Collateral of each Guarantor, and (iii) evidence of each such filing, registration or recordation and of the payment by each Guarantor of any necessary fee, tax or expense relating thereto;

                  (i) Lender shall have received for each Guarantor (i) the Charter and Good Standing Documents, all in form and substance acceptable to Lender, (ii) a certificate of the corporate secretary or assistant secretary dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Lender, and
(iii) the written legal opinion of counsel for each Guarantor, in form and substance satisfactory to Lender and its counsel;

                  (j) Lender shall have received a Solvency Certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of each Guarantor in form and substance satisfactory to Lender, certifying (i) the solvency of such Person after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, and (ii) as to such Person's financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the date of funding of the Term Loan and after giving effect to such transactions and Indebtedness: (A) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Person;

                  (k) the Trust Guaranty shall have been executed and delivered;

                  (l) Borrower shall use the proceeds of the Draw to repurchase outstanding shares of capital stock of Borrower; and

                  (m) Lender shall have received all fees, charges and expenses payable to Lender on or prior to such date pursuant to the Loan Documents.

         4.3      CONDITIONS TO EACH ADVANCE

                  The obligations of Lender to make any Advance (including, without limitation, the Initial Advance) are subject to the satisfaction, in the sole judgment of Lender, of the following additional conditions precedent:

                  (a) Borrower shall have delivered to Lender a Borrowing Certificate for the Advance executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Borrowing Date of such Advance that the conditions contained in this Section
4.3 have been satisfied; provided, however, that any determination as to whether to fund Advances or extensions of credit shall be made by Lender in its sole discretion;

                  (b) each of the representation and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to such Advance;

                  (c) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Advance under the Revolving Facility on such date;

                  (d) immediately after giving effect to any requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed either the Availability and the Facility Cap;

                  (e) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; and

                  (f) Lender shall have received all fees, charges and expenses payable to Lender on or prior to such date pursuant to the Loan Documents.

V.       REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as of the date hereof, the Closing Date, each Borrowing Date and, if applicable, the date of funding of the Term Loan as follows:

         5.1      ORGANIZATION AND AUTHORITY

                  Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of formation. Borrower (i) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority (A) to execute, deliver and perform the Loan Documents to which it is a party, (B) to borrow hereunder, (C) to consummate the transactions contemplated under the Loan Documents, and (D) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

         5.2      LOAN DOCUMENTS

                  The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (i) have been duly authorized by all requisite corporate action of Borrower and have been duly executed and delivered by or on behalf of Borrower; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any such Person or any of their respective properties, or
(C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of any such Person, or any agreement between any such Person and its respective stockholders, members, partners or equity owners or among any such stockholders, members, partners or equity owners;
(iii) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which any such Person is a party, or by which the properties or assets of such Person are bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (iv) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any such Person, and (v) except as set forth on Schedule 5.2, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which Borrower is a party will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         5.3      SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

                  Borrower has no Subsidiaries. Schedule 5.3 states the authorized and issued capitalization of Borrower, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of Borrower (including options, warrants and other rights to acquire any of the foregoing). The outstanding equity securities and/or ownership, voting or partnership interests of Borrower have been duly authorized and validly issued and are fully paid and nonassessable. Schedule
5.3 lists the directors of Borrower. Except as listed on Schedule 5.3, Borrower does not own an interest or participates or engages in any joint venture, partnership or similar arrangements with any Person.

         5.4      PROPERTIES

                  Borrower (i) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (ii) is in compliance in all material respects with each lease to which it is a party or otherwise bound. Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased (other than operating leases) or licensed by Borrower and all Capital Leases (including leases of leased real property of Borrower and all PAs) covering or with respect to such properties and assets. Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

         5.5      OTHER AGREEMENTS

                  Borrower is not (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect; or (iii) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility.

         5.6      LITIGATION

                  Except as set forth on Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against Borrower that (i) questions or could prevent the validity of any of the Loan Documents or the right of Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby, (ii) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (iii) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of Borrower. Borrower is not aware that there is any basis for the foregoing. Except as set forth on Schedule 5.6, Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit, proceeding or investigation initiated by Borrower currently pending. Except as set forth on
Schedule 5.6, Borrower does not have any existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor, other than ordinary course of business license, permit and franchise fees and taxes not yet due and unpaid.

         5.7      HAZARDOUS MATERIALS

                  Borrower is in compliance in all material respects with all applicable Environmental Laws. Borrower has not been notified of any action, suit, proceeding or investigation (i) relating in any way to compliance by or liability of Borrower under any Environmental Laws, (ii) which otherwise deals with any Hazardous Substance or any Environmental Law, or (iii) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

         5.8      TAX RETURNS; GOVERNMENTAL REPORTS

                  Borrower (i) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by Borrower, and (ii) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except for ordinary business course taxes and for items that Borrower is currently contesting in good faith and that are described on Schedule 5.8.

         5.9      FINANCIAL STATEMENTS AND REPORTS

                  All financial statements and financial information relating to Borrower that have been or may hereafter be delivered to Lender by Borrower are accurate and complete and have been prepared in accordance with GAAP consistently applied with prior periods. Borrower has no material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Lender, there has not occurred any Material Adverse Change, Material Adverse Effect or, to Borrower's knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect.

         5.10     COMPLIANCE WITH LAW

                  Except as set forth on Schedule 5.10, Borrower (i) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Borrower and/or Borrower's business, assets or operations, including, without limitation, ERISA and Healthcare Laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Borrower has not received any notice that Borrower is not in compliance in any respect with any of the requirements of any of the foregoing. Borrower has (a) not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (b) not failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (e) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. ss. 2615.3 has not been waived. Borrower has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and, to the best knowledge of Borrower, there are no presently existing circumstances which likely would result in material violations of the Healthcare Laws.

         5.11     INTELLECTUAL PROPERTY

                  Except as set forth on Schedule 5.11, Borrower does not own, license or utilize, and is not a party to, any patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, trade secrets, software or licenses (collectively, the "INTELLECTUAL PROPERTY").

         5.12     LICENSES AND PERMITS; LABOR

                  Borrower is in compliance with and has all Permits and Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict with the rights of others, except where such would not constitute a Material Adverse Effect. Borrower is not (i) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, (ii) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it might have a Material Adverse Effect, and/or (ii) and has not been involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to have a Material Adverse Effect

         5.13     NO DEFAULT

                  There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would constitute or result in a Default or Event of Default.

         5.14     DISCLOSURE

                  No Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading. There is no fact known to Borrower which has not been disclosed to Lender in writing which could reasonably be expected to have a Material Adverse Effect.

         5.15     EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN
                  CONTRACTS

                  Except as contemplated by the Loan Documents or as otherwise set forth on Schedule 5.15, Borrower (i) has no outstanding Indebtedness, (ii) is not subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (iii) does not own or hold any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any Person. Borrower has performed all material obligations required to be performed by Borrower pursuant to or connection with any items listed on Schedule 5.15 and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder.

         5.16     OTHER AGREEMENTS

                  Except as set forth on Schedule 5.16, (i) there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower and any of Borrower's officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families, and (ii) none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to Borrower's knowledge, any Affiliate of Borrower or any Person that competes with Borrower (except that any such Persons may own stock in (but not exceeding two (2%) percent of the outstanding capital stock of) any publicly traded company that may compete with Borrower.

         5.17     INSURANCE

                  Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to Section 6.5 hereof. All such insurance policies are listed and described on Schedule 5.17.

         5.18     NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL

                  During the preceding five years, Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Borrower is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are Borrower's sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower. Borrower maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B, and all Accounts of Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States.

         5.19     NON-SUBORDINATION

                  Except as provided by law, the Obligations are not subordinated in any way to any other obligations of Borrower or to the rights of any other Person.

         5.20     ACCOUNTS

                  In determining which Accounts are Eligible Receivables, Lender may rely on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, each Account of Borrower (i) is genuine and in all respects what it purports to be and is not evidenced by a judgment, (ii) arises out of a completed, bona fide sale and delivery of goods or rendering of Services by Borrower in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between Borrower and the Account Debtor, (iii) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of Services, a copy of which has been furnished or is available to Lender, (iv) together with Lender's security interest therein, is not and will not be in the future (by voluntary act or omission by Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to Borrower and is not contingent in any respect or for any reason, (v) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto, (vi) to the best of Borrower's knowledge, (A) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and
(B) such Account Debtor is solvent, (vii) to the best of Borrower's knowledge, subject to subsection (x) below, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any Material Adverse Change in such Account Debtor's financial condition or the collectability thereof, (viii) has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, (ix) Borrower has obtained and currently has all Permits necessary in the generation thereof, and (x) Borrower has disclosed to Lender on each Borrowing Certificate the amount of all Accounts of

Borrower for which Medicare is the Account Debtor and for which payment has been denied and subsequently appealed pursuant to the procedure described in the definition of Eligible Receivables hereof, and Borrower is pursuing all available appeals in respect of such Accounts.

         5.21     DENTAL CENTERS

                  None of the Dental Centers are legal entities or have any rights in any of the Collateral.

         5.22     SURVIVAL

                  Borrower makes the representations and warranties contained herein with the knowledge and intention that Lender is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the making of the Advances under the Revolving Facility and the funding of the Term Loan.

VI.      AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

         6.1      FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

                  (a)      Financial Reports. Borrower shall furnish to Lender
(i) as soon as available and in any event within one hundred five (105) calendar days after the end of each fiscal year of Borrower, audited annual financial statements of Borrower, including the notes thereto, consisting of a balance sheet at the end of such completed fiscal year and the related statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to Lender and accompanied by related management letters, if available, and (ii) as soon as available and in any event within forty-five
(45) calendar days after the end of each calendar month, unaudited financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings and cash flows as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each such financial statement, Borrower shall also deliver a certificate of its chief financial officer stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, (C) Borrower is in compliance with all financial covenants attached as Annex I hereto; provided that after the Draw on the Term Loan such financial covenants shall apply to Borrower and the PAs on an as-if combined basis. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to Lender.

                  (b) Other Materials. Borrower shall furnish to Lender as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or at such other time as set forth below: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of Borrower and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, (ii) any reports, returns, information, notices and other materials that Borrower shall send to its stockholders, members, partners or other equity owners at any time, (iii) within twenty-five (25) calendar days after the end of each calendar month for such month, (A) a sales and collection report and accounts receivable and accounts payable aging schedule, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, and (B) a report of census and occupancy percentage for all payors, (iv) promptly upon receipt thereof, copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, and (v) such additional information, documents, statements, reports and other materials as Lender may reasonably request from a credit or security perspective or otherwise from time to time.

                  (c) Notices. Borrower shall promptly, and in any event within three (3) calendar days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Lender in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $100,000, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against Borrower, (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including, without limitation, claims or disputes in the amount of $50,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by Borrower to any other lender of Borrower and shall furnish to Lender a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability, (viii) receipt of any notice by Borrower regarding termination of any senior management team member (which shall include any vice president of Borrower or any Person holding a position senior to a vice president), (ix) if any Account becomes evidenced or secured by an Instrument or Chattel Paper, and/or (x) any late payment, default or pending default by Borrower under any real property lease.

                  (d) Consents. Borrower shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Lender shall determine are necessary or desirable in its sole discretion and that are satisfactory to Lender with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against Borrower or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which Borrower is a party or by which any properties or assets of Borrower or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

                  (e) Operating Budget. Borrower shall furnish to Lender on or prior to the Closing Date and for each fiscal year of Borrower thereafter not less than thirty (30) calendar days prior to the commencement of such fiscal year, condensed quarterly projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for Borrower for such upcoming fiscal year (including an income statement for each quarter and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.

         6.2      PAYMENT OF OBLIGATIONS

                  Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations. Simultaneously upon any prepayment of the Revolving Loan and termination of the Revolving Facility, Borrower shall make full indefeasible payment in cash of the principal of and interest on the Term Loan and all other Obligations relating to the Term Loan.

         6.3      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

                  Borrower shall (i) conduct its business in accordance with good business practices customary to the industry, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted,
(iii) collect its Accounts in the ordinary course of business, (iv) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents and otherwise as determined by Borrower using commercially reasonable business judgment), (v) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, as determined by Borrower using commercially reasonable business judgment, (vi) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect; and (vii) remain in good standing and maintain operations in all jurisdictions in which currently located. Notwithstanding the foregoing, Borrower may engage in the Stock Repurchase or any other transaction intended to take Borrower private, sell the assets of Dental Centers, convert Dental Centers to Borrower's equity model or sell or factor promissory notes issued to Borrower or the PA by a dentist in connection with the acquisition by such dentist of any interest in a Dental Center.

         6.4      COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

                  Borrower shall (i) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, (ii) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, except where the failure to pay could not reasonably be expected to have a Material Adverse Effect, (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to perform could not reasonably be expected to have a Material Adverse Effect, and (iv) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business.

         6.5      INSURANCE

                  Borrower shall (i) keep the Life Insurance Policy fully paid and in full force and effect, (ii) keep business interruption insurance in the amount of at least $3,000,000 fully paid and in full force and effect, (iii) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law, and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and (iv) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies to (A) be satisfactory in form and substance to Lender, (B) name Lender as loss payee and additional insured thereunder (except that the Life Insurance Policy shall be assigned to Lender), and (C) expressly provide that they cannot be altered, amended, modified or canceled without thirty (30) Business Days prior written notice to Lender and that they inure to the benefit of Lender notwithstanding any action or omission or negligence of or by Borrower or any insured thereunder.

         6.6      TRUE BOOKS

                  Borrower shall (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

         6.7      INSPECTION; PERIODIC AUDITS

                  Borrower shall permit the representatives of Lender, at the expense of Borrower, from time to time during normal business hours upon reasonable notice, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers, (ii) make copies and extracts therefrom, and (iii) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing).

         6.8      FURTHER ASSURANCES; POST CLOSING

                  At Borrower's cost and expense, Borrower shall (i) within five (5) Business Days after Lender's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Lender may request with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (ii) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and
(iii) upon the exercise by Lender or any of its Affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Lender or any of its Affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Borrower shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Lender or its Affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.

         6.9      PAYMENT OF INDEBTEDNESS

                  Except as otherwise prescribed in the Loan Documents, Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Lender may deem proper and necessary in its sole discretion shall have been made.

         6.10     LIEN SEARCHES

                  If Liens other than Permitted Liens exist, Borrower shall immediately take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.

         6.11     USE OF PROCEEDS

                  Borrower shall use the proceeds from the Revolving Facility and the Term Loan only for the purposes set forth in the first "WHEREAS" clause of this Agreement.

         6.12     COLLATERAL DOCUMENTS; SECURITY INTEREST IN COLLATERAL

                  Borrower shall immediately (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender and Lender's perfected first priority Lien on the Collateral (and Borrower irrevocably grants Lender the right, at Lender's option, to file any or all of the foregoing), (ii) immediately upon learning thereof, report to Lender any reclamation, return or repossession of goods in excess of $50,000.00 (individually or in the aggregate), and (iii) defend the Collateral and Lender's perfected first priority Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender, and pay all reasonable costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Lender's discretion be added to the Obligations.

         6.13     RIGHT OF FIRST REFUSAL

                  If at any time Borrower receives from a third party an offer, term sheet or commitment or makes a proposal accepted by any Person (each, an "OFFER") which provides for any type of financing to or for Borrower, Borrower shall notify Lender of the Offer in writing (including all material terms of the Offer) and Lender shall have 15 calendar days after Receipt of such notice (the "OPTION PERIOD") to agree to provide similar financing in the place of such Person upon substantially the same terms and conditions (or terms more favorable to Borrower) as set forth in the Offer. Lender shall notify Borrower in writing of Lender's acceptance of the Offer pursuant hereto (the "ACCEPTANCE NOTICE"), in which case Borrower shall obtain such financing from Lender and shall not accept the Offer from such other Person. If no Acceptance Notice has been Received from Lender within the Option Period, Borrower may consummate the Offer with the other Person on the terms and conditions set forth in the Offer (the "TRANSACTION"); provided, however, that none of foregoing or any failure by Lender to issue an Acceptance Notice shall be construed as a waiver of any of the terms, covenants or conditions of any of the Loan Documents. If the Transaction is not consummated on the terms set forth in the Offer or with the Person providing the Offer or during the ninety (90) calendar day period following the expiration of the Option Period, Borrower shall not be permitted to consummate the Transaction without again complying with this Section 6.13. The provisions of this Section 6.13 shall survive the payment in full of the Obligations and termination of this Agreement for a period of six months. For purposes of this Section 6.13, "Lender" shall include CapitalSource Finance LLC and any of its parents, subsidiaries or Affiliates.

         6.14     TAXES AND OTHER CHARGES

                  All payments and reimbursements to Lender made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on Lender's net income. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Lender, then the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made; provided, however, if Lender subsequently receives any credit for the withholding, refund or reimbursement from any taxing authority related to such additional amounts paid by Borrower to Lender, Lender shall pay to Borrower the amount of such refund or reimbursement. Notwithstanding anything contained in this Agreement to the contrary, if Borrower is required to make an additional payment for taxes pursuant to the previous sentence, Borrower shall have the option to terminate this Agreement without any termination fees. Notwithstanding any other provision of any Loan Document, if at any time after the Closing (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or
(iii) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender; provided, however, if Lender subsequently receives any credit for the withholding, refund or reimbursement from any taxing authority related to such additional amounts paid by Borrower to Lender, Lender shall pay to Borrower the amount of such refund or reimbursement. If Lender becomes entitled to claim any additional amounts pursuant to this
Section 6.14 it shall promptly notify Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.14 submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Without limiting or being limited by any other provision of any Loan Document, Borrower at all times shall retain and use a Person acceptable to Lender to process, manage and pay its payroll taxes and shall cause to be delivered to Lender within ten (10) calendar days after the end of each calendar month a report of its payroll taxes for the immediately preceding calendar month and evidence of payment thereof.

VII.     NEGATIVE COVENANTS

                  Borrower covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

         7.1      FINANCIAL COVENANTS

                  Borrower shall not violate the financial covenants set forth on Annex I to this Agreement, which is incorporated herein and made a part hereof.

         7.2      PERMITTED INDEBTEDNESS

                  Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "PERMITTED INDEBTEDNESS"): (i) Indebtedness under the Loan Documents, (ii) any Indebtedness set forth on Schedule 7.2, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(v), provided that the aggregate amount of Capitalized Lease Obligations outstanding at any time shall not exceed $1,000,000 during the one year period from and after the date hereof and shall not exceed $1,500,000 during the two year period from and after the first anniversary of the date hereof, (iv) Indebtedness in connection with advances made by a stockholder or an Affiliate in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender's rights and in form and substance satisfactory to Lender; (v) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved; (vi) ordinary course of business operating leases; (vii) Indebtedness for loans made to Borrower by Affiliates to be used in connection with the Stock Repurchase, provided, however, that any such loans shall provide only for interest payments during the Term and the interest rate shall be not more than five percent;
(viii) Indebtedness in connection with any loans against the cash surrender value of key man life insurance policies; (ix) borrowings incurred in the ordinary course of business and not exceeding $25,000 individually or in the aggregate outstanding at any one time; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender's rights and in form and substance satisfactory to Lender, and (x) any Indebtedness arising from or related to a catastrophic event, including, without limitation, fire or natural disaster. Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Lender or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower and Lender in excess of $50,000 individually or $150,000 in the aggregate through the Term).

         7.3      PERMITTED LIENS

                  Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"): (i) Liens under the Loan Documents or otherwise arising in favor of Lender, (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Lender) and of carriers, warehousemen, mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing Indebtedness permitted under Section 7.2(iii), or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided that such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (vi) Liens necessary and desirable for the operation of such Person's business, provided Lender has consented to such Liens in writing before their creation and existence and the priority of such Liens and the debt secured thereby are both subject and subordinate in all respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Lender, all in form and substance satisfactory to Lender in its sole discretion; in (vii) Liens disclosed on Schedule 7.3.

         7.4      INVESTMENTS; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES

                  Borrower shall not, directly or indirectly, (i) except for the Stock Repurchase, purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness and other than (A) trade credit extended in the ordinary course of business (including to the PAs and Affiliates), (B) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (C) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (D) promissory notes in connection with the conversion of Dental Centers to Borrower's equity model). Borrower, directly or indirectly, shall not purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B unless Borrower shall provide to Lender at least thirty
(30) Business Days prior written notice. Borrower shall not have Subsidiaries.

         7.5      DIVIDENDS; REDEMPTIONS

                  Borrower shall not (i) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock), (ii) except for the Stock Repurchase, apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that Borrower may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as such, or (iv) make any payment of any management, service or related or similar fee to any Person or with respect to any facility owned, operated or leased by Borrower except for payments relating to or arising under the Services and Support Agreements between Borrower and any PA.

         7.6      TRANSACTIONS WITH AFFILIATES

                  Borrower shall not enter into or consummate any transaction of any kind with any of its Affiliates or any Guarantor or any of their respective Affiliates other than: (i) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business, provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (ii) distributions and dividends permitted pursuant to Section 7.4, (iii) transactions with Lender or any Affiliate of Lender, (iv) payments to any Affiliate of Borrower pursuant to transactions consistent with the current transactions between Borrower and such Affiliate described on Schedule 5.16 hereto; (v) payments permitted under and pursuant to written agreements among any Borrower, the PAs or any Guarantor entered into prior to the Closing and described on Schedule 5.16; that both (A) reflect and constitute transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (B) are subject to such terms and conditions as determined by Lender in its sole discretion; provided, that notwithstanding the foregoing Borrower shall not (y) enter into or consummate any transaction or agreement pursuant to which it become responsible or liable as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate, or (z) other than as described on Schedule 5.16, make any payment to any of its Affiliates in excess of $25,000 without the prior written consent of Lender.

         7.7 CHARTER DOCUMENTS; LIFE INSURANCE POLICY; FISCAL YEAR; DISSOLUTION; USE OF PROCEEDS

                  Borrower shall not (i) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents in a manner that would be adverse to Lender, (ii) amend, modify, restate or change the Life Insurance Policy, (iii) change its fiscal year unless Borrower demonstrates to Lender's satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to Lender of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as Lender may reasonably request,
(iv) amend, alter or suspend or terminate or make provisional in any material way, any Permit without the prior written consent of Lender, which consent shall not be unreasonably withheld, (v) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, or (vi) use any proceeds of any Advance for "purchasing" or "carrying" "margin stock" as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System.

         7.8      TRUTH OF STATEMENTS

                  Borrower shall not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         7.9      CHANGES RELATING TO PURCHASED ACCOUNTS

                  Borrower shall not change or amend or terminate any agreement between Borrower and a PA relating to Purchased Accounts.

         7.10     IRS FORM 8821

                  Borrower shall not alter, amend, restate, or otherwise modify, or withdraw, terminate or re-file the IRS Form 8821 required to be filed pursuant to the Conditions Precedent in Section 4.1 hereof.

VIII.    EVENTS OF DEFAULT

                  The occurrence of any one or more of the following shall constitute an "Event of Default:"

                  (a) Borrower shall fail to pay (or have paid on its behalf) any amount on the Obligations or provided for in any Loan Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise), and, if such failure to pay is a result of a clerical error (such as a properly funded wire transfer not clearing), such default is not cured within five (5) Business Days;

                  (b) any representation, statement or warranty made or deemed made by Borrower or any Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

                  (c) Borrower or any Guarantor or other party thereto other than Lender shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in
Article VI (other than Sections 6.2, 6.3, 6.9 and 6.11 for which there shall be no cure period), there shall be a thirty (30) calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default;

                  (d) (i) any of the Loan Documents ceases to be in full force and effect, or (ii) any Lien created thereunder ceases to constitute a valid perfected first priority Lien on the Collateral in accordance with the terms thereof, or Lender ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Lender pursuant to the Security Documents;

                  (e) one or more judgments or decrees is rendered against Borrower or Guarantor in an amount in excess of $25,000 individually or $50,000 in the aggregate, which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered, or such longer period as prescribed by the court;

                  (f) (i) any default occurs, which is not cured or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of Borrower or Guarantor in excess of $100,000, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which Borrower or Guarantor is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness in excess of $100,000 was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any Indebtedness to accelerate the maturity thereof, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument between Borrower or Guarantor and Lender or Affiliate of Lender (other than the Loan Documents), or (ii) any Indebtedness of Borrower or Guarantor in excess of $100,000 is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness in excess of $100,000 (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

                  (g) Borrower or Guarantor shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

                  (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or Guarantor or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against Borrower or Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of Borrower or Guarantor or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against Borrower or Guarantor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which Borrower or Guarantor takes any action to indicate its approval of or consent to;

                  (i) (i) any Change of Control (other than a Stock Repurchase or any other transaction intended to take Borrower private) occurs or any agreement or commitment to cause or that may result in any such Change of Control is entered into, (ii) any Material Adverse Effect, Material Adverse Change occurs or is reasonably expected to occur, or (iii) Borrower or Guarantor ceases any material portion of its business operations as currently conducted;

                  (j) Lender receives any indication or evidence that Borrower or Guarantor may have directly or indirectly been engaged in any type of activity which, in Lender's judgment, might result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of ten (10) calendar days after written notice from Lender;

                  (k) an Event of Default occurs under any other Loan Document and continues beyond any applicable cure period;

                  (l) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $300,000 in the aggregate;

                  (m) Borrower or Guarantor or any of their respective directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

                  (n) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against Borrower or Guarantor or any of their property or assets that exceeds $50,000 individually or $150,000 in the aggregate; or

                  (o) Borrower or Guarantor does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein);

                  then, and in any such event, notwithstanding any other provision of any Loan Document, Lender may, by notice to Borrower (i) terminate its obligations to make Loans hereunder, whereupon the same shall immediately terminate, (ii) declare all or any of the Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), (h) or (i)(iii), in which event all of the foregoing shall automatically and without further act by Lender be due and payable, provided that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a three (3) Business Day cure period commencing from the earlier of
(A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing)), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (iii) prohibit any action permitted to be taken under Article VII hereof.

IX.      RIGHTS AND REMEDIES AFTER DEFAULT

         9.1      RIGHTS AND REMEDIES

                  (a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Lender shall have the right to exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of Borrower held by Lender to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as Borrower, as applicable, might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Borrower shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Lender at any place designated by Lender, (viii) reduce or otherwise change the Facility Cap and/or the Maximum Term Loan Amount, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Lender, in its sole discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (A) obtain insurance covering any of the Collateral to the extent required hereunder; (B) pay for the performance of any of Obligations; (C) discharge taxes or Liens on any of the Collateral that are in violation of any Loan Document unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (D) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Lender and shall be secured by the Collateral, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender.

                  (b) Borrower agrees that notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by Borrower which right is hereby waived and released. Borrower covenants and agrees not to, and not to permit or cause any of the PAs to, interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral. Lender, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

         9.2      APPLICATION OF PROCEEDS

                  In addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (i) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower's business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Lender may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all Obligations as provided herein;
(iii) third, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Lender, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Lender need not address its claims; and (iv) fourth, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

         9.3      RIGHTS OF LENDER TO APPOINT RECEIVER

                  Without limiting and in addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

         9.4      RIGHTS AND REMEDIES NOT EXCLUSIVE

                  Lender shall have the right in its sole discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender's rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.       WAIVERS AND JUDICIAL PROCEEDINGS

         10.1     WAIVERS

                  Except as expressly provided for herein, Borrower hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender in and to, any Collateral. With respect to any action hereunder, Lender conclusively may rely upon, and shall incur no liability to Borrower in acting upon, any request or other communication that Lender reasonably believes to have been given or made by a person authorized on Borrower's behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to
Section 4.1 hereof. In each such case, Borrower hereby waives the right to dispute Lender's action based upon such request or other communication, absent manifest error.

         10.2     DELAY; NO WAIVER OF DEFAULTS

                  No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender's part in enforcing any such provision shall affect the liability of Borrower or Guarantor or operate as a waiver of such provision or affect the liability of Borrower or Guarantor or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances or funding the Term Loan, Lender does not waive any breach of any representation or warranty of under any Loan Document, and all of Lender's claims and rights resulting from any such breach or misrepresentation are specifically reserved.

         10.3     JURY WAIVER

                  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

         10.4     COOPERATION IN DISCOVERY AND LITIGATION

                  In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, Borrower waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (ii) Lender's counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (iii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.

XI.      EFFECTIVE DATE AND TERMINATION

         11.1     EFFECTIVENESS AND TERMINATION

                  Subject to Lender's right to terminate and cease making Loans upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1. Borrower may terminate this Agreement at any time upon not less than sixty (60) calendar days' prior written notice to Lender and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 90th calendar day after Receipt by Lender of such written notice. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the "TERMINATION DATE"); provided that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the thirty (30) calendar days' prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Lender's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan

Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Lender under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Lender shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.

         11.2     SURVIVAL

                  All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Loans and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.5, 3.6, 6.13, 10.1, 10.3, 11.1, 11.2, 12.4, 12.7 and
12.9 shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII.     MISCELLANEOUS

         12.1     GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

                  The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Borrower with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of each Loan Document to which it is a party, Borrower (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5 hereof,
(iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience, and (v) agrees that this loan was made in Maryland, that Lender has accepted in Maryland Loan Documents executed by Borrower and has disbursed Advances under the Loan Documents in Maryland. Nothing shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

         12.2     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS

                  The Loan Documents shall inure to the benefit of Lender, Transferees and all future holders of any Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons' other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or Guarantor. Nothing contained in any Loan

Document shall be construed as a delegation to Lender of any other Person's duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT Lender at any time and from time to time may (I) DIVIDE AND RESTATE ANY NOTE, AND/OR (II) sell, assign or GRANT PARTICIPATING INTERESTS IN OR transfer all or any part of its rights or obligations under ANY LOAN DOCUMENT, Note, the obligations AND/OR the collateral TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A "TRANSFEREE"). Each Transferee shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided that, notwithstanding anything to the contrary in any Loan Document, Borrower shall not be obligated to pay under this Agreement to any Transferee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such participation not been effected. Notwithstanding any other provision of any Loan Document, Lender may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document.

         12.3     APPLICATION OF PAYMENTS

                  To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Lender. Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Lender shall decide in its sole discretion.

         12.4     INDEMNITY

                  Borrower shall indemnify Lender, its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Lender agrees to give Borrower reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 12.4, and Lender may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Lender agrees not to exercise its right to select counsel to defend the event if that would cause Borrower's insurer to deny coverage; provided, however, that Lender reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Borrower has paid to Lender pursuant to the indemnity set forth in this Section 12.4, then Lender shall promptly pay to Borrower the amount of such recovery.

         12.5     NOTICE

                  Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

         12.6     SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

                  If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

         12.7     EXPENSES

                  Borrower shall pay, whether or not the Closing occurs, all costs and expenses incurred by Lender and/or its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Lender's Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender's transactions with Borrower, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, and/or (vii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower's account and shall be part of the Obligations. If Lender or any of its Affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such Affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

         12.8     ENTIRE AGREEMENT

                  This Agreement and the other Loan Documents to which Borrower is a party constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower and Lender. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Lender and Borrower. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

         12.9     LENDER APPROVALS

                  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is subject of any Loan Document may be granted or withheld by Lender in its sole and absolute discretion.

         12.10    CONFIDENTIALITY AND PUBLICITY

                  Except as required pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, each party hereto agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose provision of any Loan Document to any Person (other than to it's agents, advisors and officers on a need-to-know basis and any potential Transferee of Lender) without Lender's prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Lender reserves the right to review and approve all materials that Borrower or any of its Affiliates prepares that contain Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its Affiliates to, use Lender's name (or the name of any of Lender's Affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize such Loan Parties or any of its Affiliates to contract on behalf of Lender. Further, Borrower hereby agrees that Lender or any Affiliate of Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes and (ii) use Borrower's or any Guarantor's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

         12.11    RELEASE OF LENDER

                  Notwithstanding any other provision of any Loan Document, Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the "RELEASING PARTIES"), hereby fully and completely releases and forever discharges the Indemnified Parties and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Parties, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Parties, the "RELEASED PARTIES"), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties as of the date of the Closing. Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in agreeing to make the Loans.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, each of the parties has duly executed this Revolving Credit, Term Loan and Security Agreement as of the date first written above.


                                    COAST DENTAL SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                    Name: Terek Diasti
                                    Its: Chairman and Chief Executive Officer


                                    Coast Dental Services, Inc.
                                    2502 Rocky Point Drive, Suite 1000
                                    Tampa, Florida  33607
                                    Attention: Terek Diasti,
                                               Chief Executive Officer
                                    Telephone: (813) 288-1999
                                    FAX: (813) 636-0462
                                    E-Mail: terekdiasti@coastdental.com


                                    CAPITALSOURCE FINANCE LLC


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Its:
                                        ---------------------------------------

                                    CapitalSource Finance LLC
                                    4445 Willard Avenue, 12th Floor
                                    Chevy Chase, MD  20815
                                    Attention: Healthcare Finance Group,
                                               Portfolio Manager
                                    Telephone: (301) 841-2700
                                    FAX: (301) 841-2340
                                    E-Mail: hespada@capitalsource.com

                                    ANNEX I

                              FINANCIAL COVENANTS


         1)       EBITDA

                  Borrower shall not permit EBITDA for any Test Period to be less than the following:

                  FOR ANY TEST PERIOD ENDING:                     EBITDA:

                  From January 1, 2003 until                    $1,000,000
                  June 30, 2003
                  July 1, 2003 until December 31, 2003          $1,250,000
                  From January 1, 2004 until                    $1,500,000
                  December 31, 2004
                  From January 1, 2005 and thereafter           $1,750,000

         2)       NET LEVERAGE RATIO (TOTAL DEBT TO EBITDA)

                  The Net Leverage Ratio shall not exceed 1.25 to 1.0 from January 1, 2003 through December 31, 2003, and 1.0 to 1.0 from January 1, 2004 and thereafter.

         3)       FIXED CHARGE RATIO (EBITDA/FIXED CHARGES)

                  As measured at the end of each calendar month thereafter, the Fixed Charge Ratio shall not be less than:

                  FOR ANY TEST PERIOD ENDING:                   FIXED CHARGE RATIO:

                  From January 1, 2003 until                       1.25 to 1.00
                  September 30, 2003
                  October 1, 2003 until December 31, 2003          1.50 to 1.00
                  From January 1, 2004 until                       1.75 to 1.00
                  December 31, 2004
                  From January 1, 2005 and thereafter              2.00 to 1.00

         4)       CASH VELOCITY

                  Collections of Borrower's Accounts (including capitated collections) shall not be less than $6,000,000 for each calendar month during the Term commencing January 1, 2003; provided, that upon any violation of or failure to comply with this covenant Lender shall have the right, in its sole discretion, to consider for all purposes under the Agreement as though Borrower actually collected Accounts equal to such minimum required amount.

         5)       MINIMUM LIQUIDITY AND WORKING CAPITAL

                  At Closing and at all other times Borrower shall have not less than $500,000 of Available Cash on hand.

         For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

                  "Available Cash" shall mean, for and on any date, the sum without duplication of the following for Borrower: (a) unrestricted cash on hand on such date, (b) Cash Equivalents held on such date, and (c) the unborrowed Availability on and as of such date.

                  "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "APPROVED BANK"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

                  "EBITDA" shall mean, for any Test Period, the sum, without duplication, of the following for Borrower, on a condensed basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or non-recurring gains.

                  "Fixed Charge Ratio" shall mean, for Borrower on a condensed basis, the ratio of (a) EBITDA for the Test Period, to (b) Fixed Charges for the Test Period.

                  "Fixed Charges" shall mean, the sum of the following: (a) Total Debt Service, (b) Capital Expenditures, (c) income taxes paid in cash or accrued, and (d) dividends paid or accrued or declared.

                  "Interest Expense" shall mean, for any Test Period, total interest expense (including attributable to Capital Leases in accordance with GAAP) fees with respect to all outstanding

Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

                  "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

                  "Net Income" shall mean, the net income (or loss) determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes Borrower or is merged into or consolidated with Borrower or that Person's assets are acquired by Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

                  "Net Leverage Ratio" shall mean, at any date of determination, for Borrower on a condensed basis, the ratio of (i) Total Debt on such date, to (ii) EBITDA for the Test Period most recently ended before such date (taken as one accounting period) multiplied by four.

                  "Test Period" shall mean the three most recent calendar months then ended (taken as one accounting period) except that the Test Period ended the most recent calendar month ended January 31, 2003 shall mean the one month then ended (taken as one accounting period) multiplied by three (3) and the Test Period ended the most recent calendar month ended February 28, 2003 shall mean the two (2) calendar months then ended (taken as one accounting period) divided by two (2) and multiplied by three (3), or such other period as specified in the Agreement or any Annex thereto.

                  "Total Debt" shall mean, at any date of determination, for Borrower, the total Indebtedness on such date less cash and Cash Equivalents held on such date.

                  "Total Debt Service" shall mean the sum of (i) scheduled or other required payments of principal on Indebtedness, and (ii) Interest Expense, in each case for such period.

                                   APPENDIX A

                                  DEFINITIONS

                  "Accounts" shall mean all "accounts" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, credit card receivables, healthcare insurance receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Account Debtor" shall mean any Person who is obligated under an Account.

                  "Accounts Purchase Agreement" means an agreement governing the purchase of Purchased Accounts substantially in the form of Exhibit B.

                  "Advance" shall mean a borrowing under the Revolving Facility. Any amounts paid by Lender on behalf of Borrower or any Guarantor under any Loan Document shall be an Advance for purposes of the Agreement.

                  "Affiliate" shall mean, as to any Person, any other Person
(a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of five percent (5%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term "control" (and the correlative terms, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

                  "Applicable Rate" shall mean the interest rates applicable from time to time to Advances under the Agreement.

                  "Borrowing Base" shall mean, as of any date of determination, the net collectible U.S. Dollar value of Eligible Receivables, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with the Agreement; provided, however, that if as of such date the most recent Borrowing Certificate is of a date more than four Business Days before or after such date, the Borrowing Base shall be determined by Lender in its sole discretion.

                  "Borrowing Certificate" shall mean a Borrowing Certificate substantially in the form of Exhibit A.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Lender is closed.

                  "Capital Expenditures" shall mean, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period that are or should be treated as capital expenditures under GAAP.

                  "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

                  "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

                  "Change of Control" shall mean, with respect to Borrower or Guarantor, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders, managers, partners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons who, individually or in the aggregate, were holders of 50% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions hold less than 50% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, (iii) the initial public offering of its securities, or (iv) any "change in/of control" or "sale" or "disposition" or similar event as defined in any document governing indebtedness of such Person which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof; provided, however, that the Stock Repurchase shall not be deemed a Change of Control.

                  "Charter and Good Standing Documents" shall mean, for Borrower (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date satisfactory to Lender before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of Borrower, (ii) a copy of the bylaws or similar organizational documents of certified as of a date satisfactory to Lender before the Closing Date by the corporate secretary or assistant secretary of Borrower, (iii) an original certificate of good standing as of a date acceptable to Lender issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of Borrower and of every other jurisdiction in which Borrower has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, certified by an authorized officer of such Person as of the Closing Date.

                  "Chattel Paper" shall mean chattel paper as defined in
Section 9-102 of the UCC.

                  "Closing" shall mean the satisfaction, or written waiver by Lender, of all of the conditions precedent set forth in the Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

                  "Closing Date" shall mean the date the Closing occurs.

                  "Collateral" shall mean, collectively and each individually, all collateral and/or security granted to Lender, for the benefit of and as agent for itself and its assignees, by Borrower and/or Guarantors pursuant to the Loan Documents.

                  "Collateral Patent, Trademark, Copyright Assignment" shall mean the Collateral, any patent, trademark or copyright assignment or acknowledgement executed by and between Borrower and Lender, as such may be modified, amended or supplemented from time to time.

                  "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

                  "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

                  "Dental Center" shall mean a dental office to which Borrower provides service and support pursuant to a Services and Support Agreement.

                  "Deposit Account" shall mean, collectively, the Lockbox Account and all bank or other depository accounts of Borrower.

                  "Distribution" shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

                  "Draw" shall mean the borrowing under the Term Loan.

                  "Draw Date" shall mean the Business Day upon which the Draw is to be made.

                  "Draw Notice" shall mean a Draw Notice substantially in the form of Exhibit C hereto.

                  "Eligible Receivables" shall mean each Account arising in the ordinary course of Borrower's business from the sale of goods or rendering of Services or purchased by Borrower from a PA pursuant to an Accounts Purchase Agreement which Lender, in its sole discretion, deems an Eligible Receivable unless:

                  (a) it is not subject to a valid perfected first priority security interest in favor of Lender, subject to no other Lien;

                  (b) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Lender; provided, that Lender in its sole discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence satisfactory to Lender as Eligible Receivables and determine the advance rate, liquidity factors and reserves applicable to Advances made on any such Accounts;

                  (c) it or any portion thereof (in which case only such portion shall not be an Eligible Receivable) is payable by a beneficiary, recipient or subscriber individually and not directly by a commercial medical insurance carrier acceptable to Lender;

                  (d) it or any portion thereof (in which case only such portion shall not be an Eligible Receivable) is payable by a Medicaid/Medicare Account Debtor;

                  (e) it or any portion thereof (in which case only such portion shall not be an Eligible Receivable) is a credit card receivable;

                  (f) it arises out of services rendered or a sale made to, or out of any other transaction between with, one or more Affiliates of Borrower;

                  (g) it remains unpaid for longer than the earlier of (i) 120 calendar days after the first to occur of the claim date or invoice date, and (ii) 150 calendar days after the applicable Services were rendered;

                  (h) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, if more than 25% of the aggregate balance of all such Accounts owing from such Account Debtor and/or its Affiliates remain unpaid for longer than the earlier of (i) 120 calendar days after the first to occur of the claim date or invoice date, and (ii) 150 calendar days after the applicable Services were rendered;

                  (i) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, 50% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Lender's sole discretion, be increased or decreased);

                  (j) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, if such Accounts exceed 30% of the net collectible dollar value of all Eligible Receivables at any one time (which percentage may, in Lender's sole discretion, be increased or decreased);

                  (k) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;

                  (l) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or Borrower, in the ordinary course of business, should have known of any of the foregoing;

                  (m) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States;

                  (n) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by Chattel Paper or an Instrument of any kind or has been reduced to judgment;

                  (o) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C.
         Section 15, et seq.), or otherwise all with applicable statutes or regulations respecting the assignment of government Accounts have been complied with;

                  (p) it is subject to any offset, credit (including any resource or other income credit or offset) deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason;

                  (q) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

                  (r) any return, rejection or repossession of goods or services related to it has occurred;

                  (s)      it is not payable or assigned to Borrower;

                  (t) Borrower has agreed to accept or has accepted any non-cash payment for such Account;

                  (u) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

                  (v) with respect to any Account arising from the performance of Services, the Services have not been actually performed or the Services were undertaken in violation of any law; or

                  (w) such account fails to meet such other specifications and requirements which may from time to time be established by Lender or is not otherwise satisfactory to Lender, as determined in Lender's Permitted Discretion.

                  "Environmental Laws" shall mean, collectively and each individually ,the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Event of Default" shall mean the occurrence of any event set forth in Article VIII.

                  "Fair Valuation" shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

                  "Government Account" shall be defined to mean all Accounts and Receivables arising out of or with respect to any Government Contract.

                  "Government Contract" shall be defined to mean all contracts with the United States Government or with any agency thereof, and all amendments thereto.

                  "Governmental Authority" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

                  "Guarantor" shall mean, collectively and each individually, all guarantors of the Obligations or any part thereof.

                  "Guaranty" shall mean, collectively and each individually, all guarantees executed by any Guarantors.

                  "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

                  "Healthcare Laws" shall mean all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute").

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  "Insurer" shall mean a Person that insures another Person against any costs incurred in the receipt by such other Person of Services, or that has an agreement with Borrower to compensate it for providing Services to such Person.

                  "Inventory" shall mean all "inventory" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance satisfactory to Lender from the owner/lessor of any premises not owned by Borrower at which any of the Collateral is now or hereafter located for the purpose of providing Lender access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

                  "Life Insurance Policy" shall mean a current, valid and fully paid key man life insurance policy insuring the life of Terek Diasti in the amount of at least $3,000,000 which (i) names Lender as a primary beneficiary,
(ii) is issued by a carrier and otherwise is in form and substance acceptable to Lender in its sole discretion, and (iii) expressly provides that it cannot be altered, amended, modified or canceled without thirty (30) Business Days prior written notice to Lender and that it inures to the benefit of Lender notwithstanding any action or omission or negligence of or by Borrower or Guarantor or any insured thereunder.

                  "Loan" or "Loans" shall mean, individually and collectively, the Draw under the Term Loan and all Advances under the Revolving Facility.

                  "Loan Documents" shall mean, collectively and each individually, this Agreement, the Notes, the Security Documents, the Life Insurance Policy, the Landlord Waiver and Consents, the Borrowing Certificates, the Draw Notices, the Warrant Agreement and the Warrant and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Lender in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

                  "Lockbox Accounts" shall mean the accounts maintained by Borrower at the Lockbox Banks into which all collections or payments on its Accounts and other Collateral are paid.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of Borrower, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of Borrower to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Person.

                  "Medicaid/Medicare Account Debtor" shall mean any Account Debtor which is (i) the United States of America acting under the Medicaid or Medicare program established pursuant to the Social Security Act or any other federal healthcare program, including, without limitation, CHAMPUS, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other state health care program, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

                  "Minimum Termination Fee" shall mean (for the time period indicated) the amount equal to (i) three percent (3.0%) of the Facility Cap, if the date of notice of such termination by Borrower is after the Closing Date but before the first anniversary of the Closing Date; (ii) one percent (1.0%) of the Facility Cap, if the date of notice is on or after the first anniversary of the Closing Date but before the second anniversary of the Closing Date; and
(iii) 0% of the Facility Cap, if the date of notice of such termination by Borrower is on or after the second anniversary of the Closing Date.

                  "Note" shall mean, collectively and each individually, each Revolving Note and each Term Note.

                  "Obligations" shall mean all present and future obligations, Indebtedness and liabilities of Borrower and/or Guarantors to Lender at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents or otherwise relating to Notes and/or Loans, including, without limitation, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of Borrower and/or Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

                  "PA" means, collectively, Coast Florida, P.A., Coast Dental Services, P.A., Coast Dental Services of Georgia, P.C., Coast Dental Services of Tennessee P.C., and Adam Diasti, D.D.S. & Associates, P.C., and any other professional association or professional corporation with whom Borrower has entered into a Services and Support Agreement and from whom Borrower has purchased all or a portion of such professional association's or such professional corporation's now owned or hereafter arising Accounts.

                  "PA Guaranty" shall mean each Guaranty executed by a PA upon the Draw under the Term Loan in the form attached hereto as Exhibit D and guaranteeing all Obligations.

                  "Payment Office" shall mean initially the address set forth beneath Lender's name on the signature page of the Agreement, and thereafter, such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

                  "Permit" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.


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
                  "Permitted Discretion" shall mean a determination or judgment made by Lender in good faith in the exercise of reasonable (from the perspective of a secured lender) business judgment.

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Lender be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Lender; provided, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

                  "Promissory Note Receivable" shall mean any promissory note issued by a dentist or Dental Center and payable to Borrower or any PA.

                  "Purchased Accounts" means Accounts of a PA that Borrower has purchased or hereafter purchases.

                  "Revolving Facility Maturity Date" shall have the meaning assigned to such term in Section 2.2(b).

                  "Revolving Note" shall mean, collectively and each individually, the promissory note(s) payable to the order of Lender executed by Borrower evidencing the Revolving Facility, as the same may be modified, amended or supplemented from time to time.

                  "Security Documents" shall mean the Notes, this Agreement, Guaranties, Accounts Receivable Assignments, Collateral Patent, Trademark and Copyright Assignment, Lockbox Agreements, Uniform Commercial Code Financing Statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

                  "Services" shall mean medical and health care services provided to a Person, including, but not limited to, medical and health care services which are covered by a policy of insurance issued by an Insurer, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services.

                  "Services and Support Agreement" means a services and support agreement between Borrower and a PA or Dental Center with respect to Borrower's services to such PA or Dental Center, which agreement, if entered into after the Closing Date, shall be in form and substance reasonably satisfactory to Lender.

                  "Subsidiary" shall mean, (i) as to Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.


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                  "Term" shall mean the period commencing on the date set forth on the first page hereof and ending on the date that is three years after the Closing Date.

                  "Term Loan Maturity Date" shall mean two years after the date of the Draw under the Term Loan.

                  "Term Loan Obligations" shall mean principal and interest due and payable on the Term Loan and all other Obligations arising under any of the Loan Documents relating to the Term Loan.

                  "Term Note" shall mean, collectively and each individually, the promissory note(s) payable to the order of Lender executed by Borrower evidencing the Term Loan, as the same may be modified, amended or supplemented from time to time.

                  "Trust Guaranty" shall mean the Guaranty executed and delivered by Diasti Family Limited Partnership upon the Draw of the Term Loan, in the form attached hereto as Exhibit E, and guaranteeing the Term Loan Obligations.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time.

                  "Warrant" shall have the meaning given such term in the Warrant Agreement.

                  "Warrant Agreement" shall mean the Warrant Agreement to be issued on the date of the Term Loan Draw by and between Borrower and CapitalSource Holdings LLC, in the form of Exhibit F hereto, as such may be modified, restated, amended or supplemented from time to time.


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